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                                                                  Exhibit 99.271

                      BUSINESS RISKS & OPPORTUNITIES IN THE
                     RESTRUCTURED CALIFORNIA ENERGY MARKET



                                DISCUSSION POINTS
                      FOR MEETING WITH PACIFIC ENTERPRISES



                             WEDNESDAY, MAY 22, 1997
                                  ROSEMEAD, CA


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                      IMPACT OF RESTRUCTURING IN CALIFORNIA

>>   Decentralized market

>>   Vastly increased market participants with diverging business objectives

>>   Ever-changing business protocols - need to keep up

>>   Financial risks and opportunities for all market participants

>> Can strategize interaction with the market to maximize profit or minimize risk


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                 WHERE ARE THE BUSINESS RISKS AND OPPORTUNITIES?

>>   Sample business risks

     o   UDC:

         o Over-payment to PX due to gaming by others and/or undercollection (particularly due to PBR)

         o   Impact on reliability and service quality

     o   Supplier:

         o Not recovering costs due to poor pricing or not getting selected to generate

>>   Sample business opportunities

     o   UDC: Use PBR to make money for shareholders

     o Supplier: Select bidding strategies for various commodities and various markets to provide the highest yeild - plenty of "market gaming" strategies


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